                                                                EXHIBIT 10.10(h)

                           FORSTMANN & COMPANY, INC.
                          1185 Avenue of the Americas
                            New York, New York 10036

Woolverton Limited
8 Inns Court
Wine Tavern Street
Dublin 8, Republic of Ireland

Gentlemen:

        Simultaneously herewith we are entering into a purchase agreement with Compagnia Tessile S.p.A. pursuant to which we will be purchasing certain fabrics for women's and men's apparel from that company. You have acted as a consultant for us in connection with such purchases.

        As consideration for your services rendered in connection with the foregoing, we shall pay to you a Consultation Fee in the amount of seven percent (7%) of the purchase price payable by us for all products purchased by us from Compagnia Tessile S.p.A. Payments of your Consultation Fee shall be made to you within sixty (60) days after the later of the date of the invoice and the date of shipment of any such purchase of products by us from Compagnia Tessile S.p.A.

        Payment shall be made by wire transfer or in such other manner as you shall designate. Each payment of your fee shall be accompanied by a statement showing in reasonable detail the calculation thereof.

        We also are parties to a design/collaboration agreement of even date herewith (the "Design Agreement") pursuant to which you will be rendering services to us in connection with the development of fabrics to be manufactured by us. Notwithstanding anything to the contrary contained in such agreement, no "Sales Fee" (as defined therein) shall be payable with respect to our sales of fabrics purchased from Compagnia Tessile S.p.A. In addition, in the event the Design Agreement terminates for any reason, this agreement shall terminate automatically simultaneously therewith.

        Any and all disputes, controversies and claims arising out of or relating to this agreement or concerning the respective rights or obligations hereunder of the parties hereto shall be settled and determined by arbitration in New York, New York before the Commercial Panel of the American Arbitration Association in accordance with and pursuant to the then existing Commercial Arbitration Rules. The arbitrators shall have the power to award reasonable attorneys' fees and expenses to any party in any such arbitration and the courts shall have similar power with regard to court actions brought to enforce arbitration awards. In any arbitration proceeding arising under this agreement, the arbitrators shall not have the power to change, modify or alter any express condition, term or provision hereof, and to that extent the scope of their authority is limited. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court in the United States or Ireland having jurisdiction thereof, the jurisdiction of which for the purposes of enforcing the arbitration award hereby is consented to by the parties hereto. The service of any notice, process, motion or other document in connection with an arbitration under this agreement or for the enforcement of any arbitration award hereunder may be effectuated in the manner in which notices are to be given to a party pursuant to Section 13 of the Design Agreement.

        This agreement shall be construed and interpreted in accordance with the laws of the State of New York, U.S.A., applicable to agreements made and to be performed in said state, and supersedes all prior arrangements or agreements between us with subject matter hereof.

        This agreement may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.

Dated: July 1, 1992                     Very truly yours,

                                        FORSTMANN & COMPANY, INC.


                                        By: /s/ Christopher L. Schaller
                                            ---------------------------

AGREED TO:

WOOLVERTON LIMITED



By: (SEAL)
    ---------------------------

                                     - 2 -